Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Nos. 333-253365 and 333-253365-01 on Form F-4 of our reports dated March 18, 2021 relating to the financial statements of Brookfield Infrastructure Partners L.P. (the “Partnership”) and the effectiveness of the Partnership’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Partnership for the year ended December 31, 2020. We also consent to the reference to us under the heading “Interests of Experts” in such Registration Statement.

We also consent to the incorporation by reference in this Registration Statement Nos. 333-253365 and 333-253365-01 on Form F-4 of our report dated February 12, 2021 relating to the financial statements of Brookfield Infrastructure Corporation (“BIPC”) appearing in the Annual Report on Form 20-F of BIPC for the year ended December 31, 2020. We also consent to the reference to us under the heading “Interests of Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

June 9, 2021